Exhibit 99.1

News Announcement                 For Immediate Release

NEXSTAR BROADCASTING THIRD QUARTER

NET REVENUE RISES 23.6% TO A RECORD $275.7 MILLION

Net Revenue Growth Drives Record 3Q Operating Income of $72.9 Million,

BCF of $109.9 Million, Adjusted EBITDA of $98.2 Million and Free Cash Flow of $58.5 Million

IRVING, Texas – November 8, 2016 – Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) (“Nexstar” or “the Company”) today reported record financial results for the third quarter ended September 30, 2016 as summarized below.

Summary 2016 Third Quarter Highlights

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands)	2016	2015	Change	2016	2015	Change
Local Revenue	$94,878	$88,018	+7.8%	$286,253	$266,533	+7.4%
National Revenue	$36,522	$37,899	(3.6)%	$107,849	$112,270	(3.9)%
Core Revenue	$131,400	$125,917	+4.4%	$394,102	$378,803	+4.0%

Political Revenue	$25,500	$2,563	+894.9%	$48,511	$4,829	+904.6%
Retransmission Fee Revenue	$98,267	$80,045	+22.8%	$293,717	$216,328	+35.8%
Digital Revenue	$28,621	$20,127	+42.2%	$76,011	$60,619	+25.4%
Other	$1,480	$1,406	+5.3%	$4,540	$3,986	+13.9%
Trade and Barter Revenue	$11,595	$11,537	+0.5%	$34,756	$34,715	+0.1%
Gross Revenue	$296,863	$241,595	+22.9%	$851,637	$699,280	+21.8%
Less: Agency Commission	$21,204	$18,564	+14.2%	$58,326	$55,165	+5.7%
Net Revenue	$275,659	$223,031	+23.6%	$793,311	$644,115	+23.2%

Gross Revenue Excluding Political	$271,363	$239,032	+13.5%	$803,126	$694,451	+15.6%

Income from Operations	$72,897	$48,315	+50.9%	$194,833	$138,761	+40.4%

Broadcast Cash Flow(1)	$109,949	$84,290	+30.4%	$311,259	$245,379	+26.8%
Broadcast Cash Flow Margin(2)	39.9%	37.8%		39.2%	38.1%

Adjusted EBITDA(1)	$98,236	$73,182	+34.2%	$270,708	$212,114	+27.6%
Adjusted EBITDA Margin(2)	35.6%	32.8%		34.1%	32.9%

Free Cash Flow(1)	$58,539	$46,243	+26.6%	$159,387	$139,265	+14.4%

(1)	Definitions and disclosures regarding non-GAAP financial information including reconciliations are included at the end of the press release.
(2)	Broadcast cash flow margin is broadcast cash flow as a percentage of net revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

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Nexstar Broadcasting Group, 11/8/16

CEO Comment

Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc. commented, “Nexstar’s record third quarter financial results were highlighted by solid core revenue growth, our ability to maximize the Olympic and political revenue opportunities, growing retransmission consent revenues, impressive digital growth and the ongoing benefits of our results-focused operating disciplines. These factors drove record third quarter net revenue, which led to record third quarter operating income, BCF, adjusted EBITDA and free cash flow, and we brought about 21% of every net revenue dollar to the free cash flow line.  Reflecting the benefits of scale and the strong operating leverage in our business model, Nexstar’s 23.6% rise in third quarter net revenue resulted in 30.4% growth in third quarter BCF, a 34.2% increase in adjusted EBITDA and a 26.6% rise in free cash flow.

“We are optimistic as we look toward the completion of 2016 based on the fact that in the fourth quarter to date we’ve exceeded our guidance of $100 million in full year political revenue while simultaneously driving low single digit core revenue growth and continued double digit growth from our retransmission and digital revenue streams.  As a result, we remain confident in our guidance for Nexstar to generate record free cash flow in 2016, and on a stand-alone basis, the company is well on pace to achieve our guidance for annual average 2016/2017 free cash flow of $250 million – or average pro-forma free cash flow of $8.15 per share per year.

“We are looking forward to the upcoming completion of the acquisition of Media General and during the third quarter we priced our $2.75 billion term loan B facility, which when combined with the $900 million of senior notes issued earlier in the third quarter, comprise all of the primary financing to complete the transaction.  Given that the cost of financing was below original estimates, interest expense for the combined entity will be approximately $60 million lower annually than the assumptions used in establishing the combined entity’s initial pro forma guidance for 2016/2017. On a tax adjusted basis the lower interest expense will result in approximately $40 million of additional pro forma annual free cash flow which increases our projected average annual free cash flow for the new Nexstar Media Group (“NMG”) in the 2016/2017 cycle to over $540 million. The Company’s increased free cash flow expectations assumes no changes in our clearly defined year one synergies of $76 million which we believe we can build on once we begin operating the combined entity and also assumes no net proceeds from the incentive auction.  Following the completion of the acquisition, Nexstar Media Group will deliver free cash flow to our shareholders that is over 45% higher than Nexstar’s record stand-alone average pro-forma free cash flow per share per year of $8.15 based on NMG’s approximately 47 million shares outstanding.

“Nexstar’s third quarter core local and national television ad revenue rose 4.4%, which we believe to be among the best in the industry, as despite the allocation of inventory to political advertisers we generated flat or increased television ad revenue in four of our top six categories, including auto. In addition, Nexstar’s television ad revenue inclusive of political advertising grew 22.1% as our spot inventory management and pricing strategies enabled us to deliver a nearly 10-fold increase in year-over-year political revenue.  Reflecting our expanded platform and presence in states with high levels of down ballot political spending activity, 2016 third quarter political revenue rose by a robust 40.3% over comparable 2014 third quarter levels and as noted, our 2016 fourth quarter results will include over $50 million of political revenue contributions, marking an end to a different but very successful year for Nexstar on this front.

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Nexstar Broadcasting Group, 11/8/16

“Notwithstanding the strong political ad spending in our markets, Nexstar’s gross third quarter revenue excluding political grew an impressive 13.5% inclusive of the 22.8% rise in retransmission fee revenue to $98.3 million and 42.2% increase in digital revenue to $28.6 million. Ongoing renewals of retransmission consent agreements combined with the growth of our digital publishing platform resulted in a 26.7% year-over-year increase in total third quarter retransmission fee and digital revenue to $126.9 million.  These higher margin revenue streams increasingly diversify our revenue while complementing our core television operations and accounted for 46.0% of 2016 third quarter net revenue, up from 34.0% in the 2014 third quarter, the last political cycle.

“With our focus on growing free cash flow, we remain disciplined in managing costs and driving BCF and Adjusted EBITDA margins.  The rise in third quarter direct operating expenses (net of trade expense) and SG&A primarily reflects higher variable costs related to the higher television advertising revenues and the operation of acquired stations and digital assets while total third quarter corporate expense was slightly lower than budgeted.

“With significant and growing free cash flow, an attractive, declining weighted average cost of borrowings and long-term record of success in fully integrating acquired stations, extracting synergies and enhancing operating results while improving service to viewers and advertisers, Nexstar looks forward to completing the highly accretive acquisition of Media General.  Other than FCC approval and certain other customary closing matters, Nexstar and Media General have completed all of the steps and satisfied all of the merger agreement conditions necessary to finalize the planned transaction including securing Department of Justice and Hart-Scott-Rodino approval, entering into agreements to divest stations to achieve ownership and other regulatory compliance approvals (with the result being an expansion of station ownership in the US by minority operators upon closing), securing approvals from each company’s respective shareholders and putting in place substantially all of the necessary financing.  During the third quarter, Nexstar filed a supplement to its waiver request with the FCC requesting prompt approval of its acquisition of Media General, so that upon closing of the acquisition, Nexstar may continue its initiatives across the combined entity, providing superior, unique local content and services to viewers and businesses in each of the communities it serves. If the FCC determines that it is in the public interest to grant our waiver request, we would await the completion of the FCC’s internal processing before the final consent could be issued, though at present there are no assurances from the FCC about when they might make a determination on the waiver or issue the consent.

“Looking ahead, with distribution agreements representing approximately 85% of Nexstar’s MVPD subscribers renewed in 2015 and by 2016 year-end, we project visible ongoing revenue growth from this source in 2017 and beyond.  Similarly, Nexstar’s digital revenue growth in the 2016 fourth quarter remains strong and we are excited by complementary nature of the combined Nexstar and Media General digital operations, which we intend to aggressively manage to profitability.  With significant and growing free cash flow and the upcoming closing of the Media General transaction, Nexstar is positioned with the financial capacity and flexibility to reduce leverage while returning capital to shareholders. We have excellent visibility to delivering on or exceeding our free cash flow targets in the current cycle and a clear path for the continued near- and long-term enhancement of shareholder value through the Media General transaction.”

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Nexstar Broadcasting Group, 11/8/16

The consolidated debt of Nexstar, its wholly owned subsidiaries, Mission Broadcasting, Inc. and Marshall Broadcasting Group, Inc. (collectively, the “Company”) at September 30, 2016, was $2,348.2 million including senior secured debt of $670.7 million.  The Company’s total net leverage ratio at September 30, 2016 was 3.74x compared to a total permitted leverage covenant of 6.75x.  The Company’s first lien net leverage ratio at September 30, 2016 was 1.68x compared to the covenant maximum of 4.00x.

The table below summarizes the Company’s debt obligations:

($ in millions)	9/30/2016	12/31/2015
Revolving Credit Facilities	$2.0	$2.0
First Lien Term Loans	$668.7	$682.2
6.875% Senior Unsecured Notes	$520.5	$519.8
6.125% Senior Unsecured Notes	$272.5	$272.2
5.625% Senior Unsecured Notes	$884.5	$-
Total Debt	$2,348.2	$1,476.2

Cash on Hand	$29.3	$43.4

Third Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. ET today.  Senior management will discuss the financial results and host a question and answer session.  The dial in number for the audio conference call is 719/457-2631, conference ID 1969329 (domestic and international callers).  In addition, a live audio webcast of the call will be accessible to the public on Nexstar’s web site, http://www.nexstar.tv and a recording of the webcast will be archived on the site for 90 days following the live event.

Definitions and Disclosures Regarding non-GAAP Financial Information

Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter), (gain) loss on asset disposal, non-cash representation contract termination fee and change in the fair value of contingent consideration, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), (gain) loss on asset disposal, non-cash compensation expense, non-cash representation contract termination fee and change in the fair value of contingent consideration, less payments for broadcast rights, cash interest expense, capital expenditures and net operating cash income taxes.

Broadcast cash flow, Adjusted EBITDA and free cash flow results are non-GAAP financial measures.  Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of TBAs or LMAs.  Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

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Nexstar Broadcasting Group, 11/8/16

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 104 television stations and 200 related digital multicast signals reaching 62 markets or approximately 18.1% of all U.S. television households. Nexstar’s portfolio includes primary affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW. Nexstar’s community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Pro-forma for the completion of all announced transactions, Nexstar will own, operate, program or provide sales and other services to 171 television stations and their related low power and digital multicast signals reaching 100 markets or nearly 39% of all U.S. television households. For more information please visit www.nexstar.tv.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, Nexstar and Media General claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, the ultimate outcome and benefits of a transaction between Nexstar and Media General and timing thereof, and future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied and the transaction may not close; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated, the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of Media General (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar and Media General undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the definitive joint proxy statement/prospectus of Nexstar and Media General and Media General’s and Nexstar’s other filings with the SEC.

Contact:
Thomas E. Carter	Joseph Jaffoni, Jennifer Neuman
Chief Financial Officer	JCIR
Nexstar Broadcasting Group, Inc.	212/835-8500 or nxst@jcir.com
972/373-8800

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Nexstar Broadcasting Group, 11/8/16

Nexstar Broadcasting Group, Inc.

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net revenue	$275,659	$223,031	$793,311	$644,115

Operating expenses:
Corporate expenses	11,713	11,108	40,551	33,265
Direct operating expenses, net of trade	98,168	76,589	276,139	213,614
Selling, general and administrative expenses, excluding corporate	51,889	45,318	156,988	137,007
Trade and barter expense	11,392	11,334	34,648	34,273
Depreciation	12,877	13,076	38,174	35,250
Amortization of intangible assets	11,505	11,351	34,903	35,648
Amortization of broadcast rights, excluding barter	5,218	5,940	17,075	16,297
Total operating expenses	202,762	174,716	598,478	505,354
Income from operations	72,897	48,315	194,833	138,761

Interest expense, net	(29,622)	(20,396)	(70,853)	(60,080)
Other expenses	(126)	(115)	(409)	(383)
Income before income taxes	43,149	27,804	123,571	78,298
Income tax expense	(17,533)	(10,649)	(50,882)	(29,331)
Net income	25,616	17,155	72,689	48,967
Net (income) loss attributable to noncontrolling interests	(817)	127	(1,634)	1,543
Net income attributable to Nexstar	$24,799	$17,282	$71,055	$50,510

Basic net income per common share attributable to Nexstar	$0.81	$0.55	$2.32	$1.62
Basic weighted average number of common shares outstanding	30,695	31,262	30,678	31,261

Diluted net income per common share attributable to Nexstar	$0.78	$0.54	$2.25	$1.57
Diluted weighted average number of common shares outstanding	31,698	32,151	31,619	32,263

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Nexstar Broadcasting Group, 11/8/16

Nexstar Broadcasting Group, Inc.

Reconciliation of Broadcast Cash Flow and Adjusted EBITDA (Non-GAAP Measures)

UNAUDITED

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Broadcast Cash Flow and Adjusted EBITDA:	2016	2015	2016	2015

Income from operations	$72,897	$48,315	$194,833	$138,761

Add:
Depreciation	12,877	13,076	38,174	35,250
Amortization of intangible assets	11,505	11,351	34,903	35,648
Amortization of broadcast rights, excluding barter	5,218	5,940	17,075	16,297
(Gain) loss on asset disposal, net	(249)	(5)	(518)	922
Corporate expenses	11,713	11,108	40,551	33,265
Non-cash representation contract termination fee	-	-	-	1,516
Change in the fair value of contingent consideration	1,392	-	3,483	-

Less:
Payments for broadcast rights	5,404	5,495	17,242	16,280

Broadcast cash flow	109,949	84,290	311,259	245,379
Margin %	39.9%	37.8%	39.2%	38.1%

Less:
Corporate expenses	11,713	11,108	40,551	33,265

Adjusted EBITDA	$98,236	$73,182	$270,708	$212,114
Margin %	35.6%	32.8%	34.1%	32.9%

Nexstar Broadcasting Group, Inc.

Reconciliation of Free Cash Flow (Non-GAAP Measure)

UNAUDITED

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Free Cash Flow:	2016	2015	2016	2015

Income from operations	$72,897	$48,315	$194,833	$138,761

Add:
Depreciation	12,877	13,076	38,174	35,250
Amortization of intangible assets	11,505	11,351	34,903	35,648
Amortization of broadcast rights, excluding barter	5,218	5,940	17,075	16,297
(Gain) loss on asset disposal, net	(249)	(5)	(518)	922
Non-cash compensation expense	2,913	2,853	9,002	8,515
Non-cash representation contract termination fee	-	-	-	1,516
Change in the fair value of contingent consideration	1,392	-	3,483	-

Less:
Payments for broadcast rights	5,404	5,495	17,242	16,280
Cash interest expense	28,530	19,456	67,861	57,324
Capital expenditures	10,357	7,842	25,057	19,076
Operating cash income taxes, net of refunds(1)	3,723	2,494	27,405	4,964

Free cash flow	$58,539	$46,243	$159,387	$139,265

(1)	Exclude payments totaling $18.5 million in taxes during the nine months ended September 30, 2015 related to tax liabilities assumed in or resulting from various station acquisitions and sales.

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